                                                                   EXHIBIT 10.20



                    BOARD OBSERVER CONFIDENTIALITY AGREEMENT

        This Board Observer Confidentiality Agreement (the "Agreement") is made on December 6, 1998 (the "Effective Date"), by and between Jaycor Networks, Inc., a Delaware corporation, (the "Company") having a place of business at 9775 Towne Centre Drive, San Diego, California, 92121 and Tom Marmen, an individual (the "Board Observer") having an address at 691 South Milpitas Blvd., Milpitas, CA 95035.

                                    RECITALS

        WHEREAS The Company and Adaptec, Inc. ("Investor") have entered into that certain Investor's Rights Agreement dated November 12, 1998; and

        WHEREAS pursuant to Section 2.7 of the Investor's Rights Agreement, Investor has designated the above named Board Observer to attend the Company's Board of Director meetings on behalf of the Investor as an observer; and

        WHEREAS In the course of such observation, the Board Observer will have access to, or will have disclosed to it, certain information relating to the Company which is Confidential Information, as that term is defined in this Agreement; and

        WHEREAS the Company desires to establish and set forth the Board Observer's obligations with respect to the Company's confidential information;

        NOW, THEREFORE Company and the Board Observer hereby agrees as follows:

                                    AGREEMENT

        1. Confidential Information. "Confidential Information" as used in this Agreement shall mean any and all technical and non-technical information including patent, copyright, trade secret, and proprietary information, know-how, materials and other information related to the current, future and proposed products and services of Company, and includes, without limitation, its respective information concerning research, development, financial information, procurement requirements, purchasing manufacturing, customer lists, business forecasts, sales and merchandising and marketing plans and information. "Confidential Information" also includes proprietary or confidential information of any third party who may disclose such information to Company or Board Observer in the course of Company's business.

        2. Nondisclosure and Nonuse Obligations. Board Observer agrees that it will not make use of, disseminate, or in any way disclose Confidential Information of the Company which is supplied to or obtained by it in writing, orally or by observation, and specifically agrees not to communicate in any form, including in discussions or in written form, any Confidential Information to Investor without Company's prior written consent. Should Board Observer desire a non-confidential version of any Confidential Information presented at a board meeting, Board Observer shall request such version from Company, who will promptly prepare and deliver such non-confidential version to Board Observer for further dissemination to Investor. Board Observer will immediately give notice to Company of any unauthorized use or disclosure of the Confidential Information. Board Observer agrees to assist Company in remedying any such unauthorized use or disclosure of the Confidential Information.

        3. Exclusions from Nondisclosure and Nonuse Obligations. Board Observer's obligations under Paragraph 2 ("Nondisclosure and Nonuse Obligations") with respect to any portion of Confidential Information shall not apply to information that Board Observer can document: (a) was in the public domain at or subsequent to the time it was communicated to Board Observer by Company through no fault of Board Observer; or (b) was rightfully in Board Observer's possession free of any obligation of confidence at or subsequent to the time it was communicated to Board Observer by Company. A disclosure of Confidential Information (i) in response to a valid order by a court or other governmental body, (ii) otherwise required by law or (iii) necessary to establish the rights of either party under this Agreement, shall not be considered to be a breach of this Agreement or a waiver of confidentiality for other purposes; provided, however, that the Board Observer shall provide prompt written notice thereof to Company to enable it to seek a protective order or otherwise prevent such disclosure.

        4. Disclosure to Third Parties. Board Observer agrees that it shall not publish, copy or disclose any Confidential Information of the Company to any third party and that it shall use diligent efforts to prevent inadvertent disclosure of such Confidential Information.

        5. Exclusion From Board Meetings. Company shall have the right to exclude Board Observer from all or any part of a board meeting if in its sole discretion (i) such exclusion is necessary to preserve the attorney-client privilege or (ii) the board will be discussing matters which the Company deems in good faith to be of a competitive business nature.

        6. Disclosure of Third Party Information. Neither party shall communicate any information to the other in violation of the proprietary rights of any third party.

        7. Term. This Agreement shall govern all communications between the parties that are made during the period from the Effective Date of this Agreement until the earlier of (i) written notice from Board Observer to Company that Board Observer is no longer Investor's designee to attend the Company's Board of Directors Meetings, (ii) the date ten (10) days after notice from Company to Board Observer of its intent to terminate this Agreement, or (iii) automatically three (3) years after the Effective Date, provided, however, that Board Observer's obligations under Paragraph 2 ("Nondisclosure and Nonuse Obligations") with respect to Confidential Information of Company which it has previously received shall survive such termination unless terminated pursuant to Paragraph 3 ("Exclusions from Nondisclosure and Nonuse Obligations"). With regard to Section 7(i) above, Board Observer shall provide Company prompt written notice of Investor's determination to revoke Board Observer's status as its Board Observer.

        8. Notices. Any notice required or permitted by this Agreement shall be in writing and shall be delivered as follows with notice deemed given as indicated: (i) by personal delivery when delivered personally; (ii) by overnight courier upon written verification of receipt; (iii) by telecopy or facsimile transmission upon acknowledgment of receipt of electronic transmission; or (iv) by certified or registered mail, return receipt requested, upon verification of receipt. Notice shall be sent to the addresses set forth above or such other address as either party may specify in writing.

        9. Governing Law. This Agreement shall be governed in all respects by the laws of the United States of America and by the laws of the State of California, without application of its conflicts of laws principles. The parties irrevocably consent to the non-exclusive personal jurisdiction of the federal and state courts located in California.

        10. Severability. Should any provisions of this Agreement be held by a court of law to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby.

        11. Waiver. The waiver by Company of a breach of any provision of this Agreement by Board Observer shall not operate or be construed as a waiver of any other or subsequent breach by Board Observer.

        12. Injunctive Relief. A breach of any of the promises or agreements contained herein will result in irreparable and continuing damage to Company for which there will be no adequate remedy at law, and Company shall be entitled to injunctive relief and/or a decree for specific performance, and such other relief as may be proper (including monetary damages if appropriate).

        13. Entire Agreement. This Agreement constitutes the entire agreement with respect to the Confidential Information disclosed herein and supersedes all prior or contemporaneous oral or written agreements concerning such Confidential Information.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

JAYCOR NETWORKS, INC.                  BOARD OBSERVER


By: /s/ TERRY M. FLANAGAN              By: /s/ THOMAS MARMEN
    ------------------------------         -------------------------------------
Name: Terry M. Flanagan                Name: Thomas Marmen
      ----------------------------           -----------------------------------
Title: President & CEO
       ---------------------------